Exhibit (m): Calculations of Illustrations for VUL-NY
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1
I. The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $200,000 or 222% x $8,757.55
= $200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$7,129.65
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$608.66
- Mortality & Expense Charge****	$82.91
+ Hypothetical Rate of Return*****	$(93.04)

=	$8,758	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$43.64
2	$43.65
3	$43.67
4	$43.68
5	$43.70
6	$43.71
7	$43.73
8	$43.74
9	$43.76
10	$43.77

Month	COI
11	$43.79
12	$43.80

Total	$524.66

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(8.06)
2	$(8.00)
3	$(7.95)
4	$(7.89)
5	$(7.84)
6	$(7.78)
7	$(7.72)
8	$(7.67)
9	$(7.61)
10	$(7.56)
11	$(7.50)
12	$(7.45)

Total	$(93.04)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$8,757.55
- Year 5 Surrender Charge	$2,084.00

=	$6,674	(rounded to the nearest dollar)
II. The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $200,000 or 222% x $10,588.34 = $200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$8,353.33
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$604.51
- Mortality & Expense Charge****	$93.96
+ Hypothetical Rate of Return*****	$520.98

=	$10,588	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$43.36
2	$43.36
3	$43.36
4	$43.37
5	$43.37
6	$43.37
7	$43.38
8	$43.38
9	$43.38
10	$43.39
11	$43.39
12	$43.39

Total	$520.51

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$43.74
2	$43.69
3	$43.63
4	$43.57
5	$43.51
6	$43.45
7	$43.39
8	$43.33
9	$43.26
10	$43.20
11	$43.14
12	$43.08

Total	$520.98
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$10,588.34
- Year 5 Surrender Charge	$2,084.00

=	$8,504	(rounded to the nearest dollar)
III. The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $200,000 or 222% x $12,742.06 = $200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$9,735.83
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$599.73
- Mortality & Expense Charge****	$106.45
+ Hypothetical Rate of Return*****	$1,299.91

=	$12,742	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$43.04
2	$43.03
3	$43.02
4	$43.01
5	$43.00
6	$42.98
7	$42.97
8	$42.96
9	$42.95
10	$42.94
11	$42.93
12	$42.91

Total	$515.73

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$105.98
2	$106.40
3	$106.82
4	$107.24
5	$107.66
6	$108.09
7	$108.52
8	$108.96
9	$109.39

Month	Interest
10	$109.84
11	$110.28
12	$110.73

Total	$1,299.91
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$12,742.06
- Year 5 Surrender Charge	$2,084.00

=	$10,658	(rounded to the nearest dollar)
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2
I. The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $200,000 or 222% x $8,573.53 = $200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$6,988.56
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$654.76
- Mortality & Expense Charge****	$81.41
+ Hypothetical Rate of Return*****	$(93.16)

=	$8,574	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$47.47
2	$47.49
3	$47.50
4	$47.52
5	$47.54
6	$47.56
7	$47.57
8	$47.59
9	$47.61
10	$47.62
11	$47.64
12	$47.66

Total	$570.76

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(7.94)
2	$(7.88)
3	$(7.82)
4	$(7.76)
5	$(7.70)
6	$(7.64)
7	$(7.58)
8	$(7.53)
9	$(7.47)
10	$(7.41)
11	$(7.35)
12	$(7.29)

Total	$(91.36)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$8,573.53
- Year 5 Surrender Charge	$2,084.00

=	$6,490	(rounded to the nearest dollar)
II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $200,000 or 222% x $10,377.65 = $200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$8,195.90
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$650.31
- Mortality & Expense Charge****	$92.33
+ Hypothetical Rate of Return*****	$511.89

=	$10,378	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$47.17
2	$47.17
3	$47.18
4	$47.18
5	$47.19
6	$47.19
7	$47.20

Month	COI
8	$47.20
9	$47.20
10	$47.21
11	$47.21
12	$47.22

Total	$566.31

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$43.09
2	$43.01
3	$42.93
4	$42.85
5	$42.78
6	$42.70
7	$42.62
8	$42.54
9	$42.46
10	$42.38
11	$42.30
12	$42.22

Total	$511.89
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$10,377.65
- Year 5 Surrender Charge	$2,084.00

=	$8,294	(rounded to the nearest dollar)
III. The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $200,000 or 222% x $12,501.16 = $200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$9,560.53
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$87.50
- Monthly Deduction***	$645.19
- Mortality & Expense Charge****	$104.66
+ Hypothetical Rate of Return*****	$1,277.98

=	$12,501	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$46.83
2	$46.81
3	$46.80
4	$46.79
5	$46.78
6	$46.77
7	$46.76
8	$46.75
9	$46.74
10	$46.73
11	$46.72
12	$46.70

Total	$561.19

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$104.42
2	$104.78
3	$105.15
4	$105.53
5	$105.91
6	$106.29
7	$106.67
8	$107.06
9	$107.45
10	$107.84
11	$108.24
12	$108.64

Total	$1,277.98
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$12,501.16
- Year 5 Surrender Charge	$2,084.00

=	$10,417	(rounded to the nearest dollar)